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                                                                     Exhibit 5.1

                  [Letterhead of Fulbright & Jaworski L.L.P.]




January 13, 1998



TE Products Pipeline Company, Limited Partnership
P.O. Box 2521
Houston, Texas  77252-2521


Dear Sirs:

             We have acted as counsel to TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with the proposed offering by the Partnership of $150,000,000 aggregate
principal amount of the Partnership's      % Senior Notes due 2008 (the "2008
Notes") and $240,000,000 aggregate principal amount of the Partnership's      %
Senior Notes due 2028 (the "2028 Notes") (collectively, the "Notes"). The Notes are to be issued pursuant to an Indenture (the "Indenture") between the Partnership and The Bank of New York, as Trustee.

             In connection with such matters we have examined, among other things, the Agreement of Limited Partnership and Certificate of Limited Partnership of the Partnership, the corporate proceedings of the general partner of the Partnership with respect to the offering of the Notes, the proposed form of Indenture, the proposed form of Note, the Purchase Agreement filed as Exhibit 1.1 to the Registration Statement (as hereinafter defined) (the "Purchase Agreement"), among the Partnership and Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated and Goldman, Sachs & Co, as the Underwriters, and the Registration Statement on Form S-3 (Registration No. 333-38473), as amended, filed by the Partnership with the Securities and Exchange Commission, for the registration of the Notes under the Securities Act of 1933 (such Registration Statement as amended at the time it becomes effective being herein referred to as the "Registration Statement").

             Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Notes have been duly authorized by the Partnership for issuance, and the Partnership has full partnership power and authority to issue, sell and deliver the Notes, and, when authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, will, under the law of the State of New York, constitute the legal, valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their respective terms; and the Indenture has been duly authorized by the Partnership and, under the law of the State of New York, when executed and delivered by the Partnership, will constitute the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms.
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TE Products Pipeline Company, Limited Partnership
January 13, 1998
Page 2


             The opinions expressed herein are limited exclusively to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the federal statutory laws and regulations of the United States of America.

             In rendering the opinions expressed herein, we have assumed that the Trustee has power and authority to enter into and perform its obligations under the Indenture, that the Indenture will be duly authorized, executed and delivered by the Trustee, and that the Indenture will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms of the Indenture.

             The opinions expressed herein are subject to the following:

             a. The enforceability of the Indenture and the Notes may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

             b. With respect to clause (1) of Section 6.07 of the Indenture, we express no opinion with respect to the enforceability of the parenthetical provision of that clause should limitations on the compensation of trustees be enacted in the future.

             c. With respect to Section 114 of the Indenture and the penultimate paragraph of each of the Notes, we express no opinion as to the enforceability of any of these provisions to the extent that any of them purport to waive liability for violation of securities laws.

             We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the Prospectus included in the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent if required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/

                                        Fulbright & Jaworski L.L.P.